IEG Holdings Announces Distribution by CEO of Investment
Evolution Coin Ltd. Shares to IEG Holdings Shareholders and
Hold on Cryptocurrency Development

Las Vegas, Nevada – (March 14, 2018) – IEG Holdings Corporation (“IEG Holdings”) (OTCQB: IEGH) announced today that, after considering the potential risks and benefits, it will not pursue a cryptocurrency offering or any other cryptocurrency-related ventures at this time. IEG Holdings will continue to monitor the developing regulatory landscape surrounding this new technology and may consider cryptocurrency opportunities in the future. In addition, we will continue to explore the potential application of blockchain technology to our core consumer lending business.

Investment Evolution Coin

Investment Evolution Coin Ltd. (“IEC Ltd”) is a Singapore incorporated public unlisted company limited by shares that is exploring the launch of a new cryptocurrency in Singapore and select other jurisdictions to be called Investment Evolution Coin (“IEC”). IEC is intended initially to facilitate the payment of remittances to the Philippines by Filipino Overseas Foreign Workers located in Singapore, USA and Australia. IEC Limited has entered into a consulting agreement with Hashcash Consultants, a cryptocurrency and remittance consulting company located in Silicon Valley, California, USA and Mumbai and Kolkata, India, to implement and launch its new IEC cryptocurrency. The targeted launch date for the IEC cryptocurrency is May 2018, subject to receipt of any applicable regulatory approvals and licenses.

IEC Ltd is wholly owned by Paul Mathieson, who is also our Chairman and sole director, Chief Executive Officer and largest shareholder. Mr. Mathieson also serves as the Chairman, a Director and Chief Executive Officer of IEC Ltd and will continue to manage both IEG Holdings and IEC Ltd.

Mr. Mathieson has informed IEG Holdings that he intends to provide each of the other shareholders of IEG Holdings of record as at 5pm EST on Monday April 30, 2018 (the “Measure Date”) with the opportunity to receive the same number and (on a fully diluted basis) the same percentage of ordinary fully paid up shares in the issued share capital of IEC Ltd (the “Allocation Shares”) as the number and percentage of shares of IEG Holdings common stock that were held by such shareholder on the Measure Date. There are currently 17,463,449 outstanding shares of common stock in IEG Holdings and no other outstanding shares, convertible debt, warrants or options. The paid up and issued share capital of IEC Ltd is currently represented by 17,463,449 ordinary shares held by Mr. Mathieson, and there are no other shares, convertible debt, warrants or options or other securities issued or agreed to be issued by IEC Ltd. In order to receive the Allocation Shares, each shareholder of IEG Holdings as at the Measure Date will be required to deliver to Mr. Mathieson certain limited identifying information in order to satisfy anti-money laundering requirements associated with the planned IEC cryptocurrency and any other applicable requirements.

About IEG Holdings Corporation

IEG Holdings Corporation is an SEC reporting fintech company that provides online $5,000 and $10,000 unsecured consumer loans under the brand name, “Mr. Amazing Loans”, via its website and online application portal at www.mramazingloans.com. IEG Holdings is a direct lender with state licenses and/or certificates of authority in 20 US states, with all loans originated, processed and serviced out of our centralized Las Vegas head office. For more information about IEG Holdings, visit www.investmentevolution.com.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in IEG Holdings’ filings with the SEC. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond IEG Holdings’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects IEG Holdings’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. IEG Holdings assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of IEG Holdings’ website referenced herein are not incorporated into this press release.

Contact:

Paul Mathieson

IEG Holdings Corporation

Chairman/CEO and Founder

info@investmentevolution.com